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                                                                 Exhibit 10.10

                                 Lease Agreement

THIS LEASE, dated as of the 23rd day of October, 1998, is executed by and between the hereinafter defined Lessee and Lessor. In consideration of the rental stated below and the mutual Covenants and agreements contained herein, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the Premises described herein.

1. FUNDAMENTAL LEASE PROVISIONS - The following shall be defined terms throughout this Lease:

LESSEE: Steve Kress and Don McNamee Jr. d/b/a Graphic Transfer/Display Arts.

LESSOR: Enos Reed

PREMISES: The leased Premises identified and described as follows: Being a 25,273 Sq. Ft. building and land located at 1207 Faydur Court, Nashville, Davidson County, Tennessee, further described as Parcel of that County's Property Map

TERM: Original Term Five (5) years Commencing on November 1, 1998 and expiring on October 31, 2003.

      One (1) Renewal Option at Three (3) years.

RENTAL: Year 1 Annual rental of $88,455.50 paid in monthly installments of $7,371.29.
        Year 2, Annual rental of $88,455.50 paid in monthly installments of $7,371.29.
        Year 3, Annual rental of $88,455.50 paid in monthly installments of $7,371.29.
        Year 4, Annual rental of $88,455.50 paid in monthly installments of $7,371.29.
        Year 5, Annual rental of $88,455.50 paid in monthly installments of $7,371.29.

500 Elmington Ave, #332 rental commences November 1, 1998 and is made Payable to Mr. Enos Reed, Nashville, TN 37205.

PERMITTED USE: Storage, display, office, installation and construction of displays and related general and lawful business.

LESSEE'S PERCENTAGE: 100 % of Lessor's total property of which the Premises is a part

TAX BASE: Base Tax Amount $ 5,714.00 for the Base Tax Year 1998.

INSURANCE BASE: Base Insurance Amount $ 2,136.00.

COMMISSION PERCENTAGE: 4% SECURITY DEPOSIT: $ 7,371.29 held by Lessor

ESTIMATED COMMON AREA MAINTENANCE SHARE $NA per month.

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2. RENTAL PAYMENTS WITHOUT SET-OFF - Lessee agrees to pay to Lessor the above stated rental with payments to be made monthly in advance as described above or at such location and to such payee as Lessor shall designate. All payments are due on the first day of each month, except that if the beginning and ending months are not whole, then only the pro rata portion for that month shall be paid for said month. If Lessee's rental payment in good funds is not received in Lessor's office by the 7th day of each month, then such payment shall, at the option of Lessor, bear a monthly late charge equal to 10% of such payment. Said late charge shall be immediately due and payable with the rent on the first succeeding rental payment date. The total rent due upon each due date shall be paid in full to Lessor, and no set-off or counter claims may be deducted by Lessee from the rentals due.

3. SECURITY DEPOSIT - Upon delivery of this Lease to Lessor, Lessee shall deposit the above stated amount with Lessor as a security deposit for, at Lessor's option, (1) application toward payment for repairs to the Premises not due to normal wear and tear upon Lessor's determining the need for repairs, during the lease Term, to restore the Premises after damage attributable to Lessee's acts or failure to repair under the provisions of this Lease, or upon expiration or early termination of this Lease, or, (2) for application toward payment of any rental payments in default. If said deposit shall have been applied as provided herein, Lessee shall, upon 10 days written notice from Lessor, deposit sufficient money to restore the said fund to its original amount. Any balance in said security deposit account shall be remitted to Lessor's successor in title or to Lessee upon expiration or earlier termination of this Lease. Said deposit account shall be a non-interest bearing account and Lessor may, at its option, commingle such funds with its other assets.

4. ASSIGNMENT AND SUBLETTING - This Lease may not be assigned, and the Premises may not be sublet, partially or fully, without prior written consent of Lessor, which consent shall not be unreasonably withheld. Even in the event of permitted assignment or subletting, Lessee shall remain fully responsible for compliance with all terms of this Lease.

5. LIEN FOR PAYMENT OF RENT - Lessor shall have all of the rights provided for protection of landlord's interest under the law of the State of Tennessee, specifically including a lien for payment of rental. To enforce such lien, Lessor may take and keep possession of all of Lessee's property and/or the contents of the Premises and may advertise and sell such property at public auction to satisfy said debt, and in bar of redemption, provided that notice be posted on the Premises and written notice be sent by certified mail to Lessee and any known creditors claiming any interest in such property at least ten (10) days prior to sale date.

6. ACCEPTANCE OF PREMISES - Lessee acknowledges that Lessee has inspected and accepts the Premises in their present condition. Lessor has made no warranties with respect to the repair of the Premises or the suitability of the Premises for Lessee's use and Lessee expressly waives any implied warranty of same. Lessor shall have no obligation to modifications to the Premises unless a separate section and or exhibit is attached hereto which details such improvements.

7. ALTERATIONS - Lessee shall make no alterations, additions, replacements or improvements to the Premises without the express written consent of Lessor. Any alterations, additions, replacements and improvements made to or upon the Premises during the term of this Lease shall immediately become the property of Lessor and considered a part of the Premises. Lessee agrees that should it make any alterations, additions, replacements or improvements to the Premises it will not be acting as agent or servant of Lessor and that it will promptly pay the cost or expense for same. Lessee shall not permit, create, or place any lien or encumbrance of any kind on the Premises. Failure by Lessee to have any such lien or encumbrance removed within 30 days following such filing shall constitute a default hereunder.


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However; trade fixtures installed by Lessee solely for use in its business shall remain the property of Lessee and may be removed at the expiration of this Lease term, including any applicable renewal terms, provided this Lease shall not then be in default, and provided the Premises be returned to Lessor in the condition as provided in Paragraph 11 herein.

8. SIGNAGE - Lessee shall not be permitted to paint, place, erect or cause to be painted, placed or erected signs on the front, back and side portions of the building or on the grounds surrounding the Premises without first obtaining written consent from Lessor. At or prior to the expiration of this Lease, or any renewal hereof, Lessee shall remove any signs so painted, placed or erected, and shall restore the walls and other portions of the Premises to which any of the said signs were attached to their original condition, ordinary wear and tear excepted.

9. USE OF PREMISES - Lessee shall use the Premises for the use stated in Section 1 hereof and for no other purposes. Lessee covenants and agrees that it will observe and comply with all laws, orders, rules and regulations of any governmental authority relating to the Premises, and will not permit same to be used for illegal purposes. Outside storage including storage in trucks, trailers, or other vehicles is prohibited without Lessor's prior written consent.

Lessee shall not use or permit upon the Premises anything that will invalidate any policy of insurance now or hereafter carried on the building of which the Premises are a part or that will increase the rate of insurance on said building. Lessee shall not use or permit upon said Premises anything that may be dangerous to life or limb and shall not in any manner deface or injure the building. Lessee shall not permit any objectionable noise or odor to escape or be emitted from the Premises or do anything or permit anything to be done upon the Premises which might tend to create a nuisance or tend to disturb any tenant in said building or the occupants of neighboring properties.

Lessee shall prevent any "Hazardous Materials" to be brought upon or about the Premises. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any federal, state, or local governmental or quasi-governmental authority. If contamination of the Premises by any Hazardous Materials occurs as a result of the activities of Lessee or its invitees in, on or about the Premises, then Lessee shall promptly take all actions to return the Premises to its condition prior to the introduction of such Hazardous Materials and Lessee shall indemnify, protect, defend and hold Lessor harmless against all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the term as a result of such breach and/or contamination. This indemnification, includes but is not limited to costs incurred in connection with any investigation of site conditions and any clean up, remedial, removal or restoration work required by any governmental or quasi-governmental authority because of any Hazardous Materials being present in the soil or ground water on or under the Premises. The terms and provisions set forth herein shall survive the expiration of the term of this Lease.

10. UPKEEP OF PREMISES - Lessor shall, at its own cost and expense, maintain in good repair the roof, foundations and exterior walls (not including doors, windows and floors); however, Lessor shall not be obligated to make any repairs of those portions of the Premises that it is obligated to maintain unless it shall be notified in writing by Lessee, and Lessor shall then have a reasonable period of time to make such repairs; provided, however, that Lessee and not Lessor shall be responsible for making any such repairs occasioned by the acts of Lessee, its employees, or invitees. Lessor shall not be liable for any damage or loss occasioned by Lessor's failure to repair portions of the Premises for which Lessor is responsible unless it shall have failed to repair the defect within a reasonable time following written demand by Lessee to make the repair.

Lessee shall, at its own expense and without notice from Lessor, keep and maintain in good repair the entire Premises, other than those portions for which Lessor shall be responsible as set out above, including interior walls, floors, ceilings, ducts, utilities, air conditioning, heating, lighting, plate glass, plumbing, sprinkler system,


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and electric wiring, and also including the loading dock and any parking, landscaped or other area exclusively used by Lessee. Upon receiving notice of any defect that is the responsibility of Lessee to maintain, Lessee agrees to proceed diligently to complete such repairs within a reasonable period of time.

Lessee shall keep the Premises and adjacent grounds, including loading docks, parking lots, and rail sidings alongside of and in the vicinity of same in a good, clean, and sanitary condition and appearance, free from dirt, filth, waste, oiled rags or any flammable, dangerous or detrimental material, also from noxious or objectionable odors. If same are not maintained in this manner, Lessor may, upon giving ten (10) days written notice to Lessee during which time Lessee fails to correct the matter of which Lessor complains, take the corrective action, and the cost of same shall be born by Lessee, which Lessee agrees to pay upon receipt of the bill for same from Lessor.

11. RETURN OF THE PREMISES - Upon termination of this Lease, by expiration of term, or otherwise, Lessee shall deliver the Premises to Lessor in the same condition as when possession was taken, ordinary wear and tear excepted. The Premises shall be returned in good order and condition, cleared of all goods, signs and debris, and broom clean. Lessee shall make good all damages to the Premises (ordinary wear and tear excepted), and shall remain liable for holdover rent until the Premises shall be returned in such order to Lessor.

12. HOLDOVER - Should Lessee hold over the term hereby created, and with the consent of Lessor, Lessee shall become a tenant from month to month at 150% of the monthly rental payable hereunder for the prior month, and otherwise upon the covenants and conditions in this Lease contained, and shall continue to be such tenant until thirty (30) days after either party hereto serves upon the other written notice of intention to terminate such monthly tenancy. Should such termination occur on any day other than the last day of any rental month, any unearned prepaid rental shall, immediately following surrender of the Premises by Lessee, be refunded to Lessee.

13. UTILITIES - All gas, water, sewer, electric current, garbage, or special fees, metering charges, sprinkler fees or bonds, or utility charges of any nature used on the Premises shall be paid for by Lessee.

14. TAX INCREASES - Lessee shall pay as additional rent any increase in real estate taxes or any special assessments imposed by reason of improvements made to the leased Premises by or for the benefit of Lessee. Lessee shall also pay as additional rent Lessee's Percentage of the increase in real estate taxes and special assessments over the Base Tax Amount which is the amount of such taxes for the Base Tax Year imposed upon the entire tax parcel of which the Premises are a part. Lessee agrees that if during the term of this Lease a capital levy or other tax be levied, assessed or imposed on the rents received by Lessor from the rents reserved herein or any part thereof then Lessee will pay same when due; except, however, should said tax upon rents be substituted partially or wholly for real estate taxes, then Lessee shall only pay Lessee's Percentage of that portion which is in excess of the Base Tax Amount Payment under this clause shall be due within ten (10) days of delivery of notice thereof to Lessee.

15. INSURANCE INCREASES - Lessee shall pay as additional rent Lessee's Percentage of any increase in Lessor's insurance premium for the building in which the Premises are located above the Base Insurance Amount which is that premium in effect for the entire building of which the Premises are part as of the date of this Lease, provided such increase is not due to the default or negligence of Lessor or due to the building in which the Premises are located being used by Lessor or another tenant for purposes which increase said premium. Lessee agrees to promptly comply with and execute all rules, orders and regulations of the applicable governmental authorities, at Lessee's own cost and expense. Lessee agrees to pay as additional rent any increase in the amount of insurance premiums for the building in which the Premises are located, promptly when due, over and above the premium now in force if such increase is caused by Lessee's use or occupancy of the Premises. Payment under this clause shall be due within ten (10) days of delivery of notice thereof to Lessee.


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16. LIABILITY INSURANCE - Lessee shall hold Lessor harmless and Lessor shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss (including attorney's fees incurred in good faith by Lessor) or damage to any person or property in or about the Premises, however caused. In addition, Lessee agrees to provide at its own expense public liability insurance in form satisfactory to Lessor, with limits of at least One Million Dollars ($1,000,000) each occurrence and general aggregate for bodily injury and/or property damage. All such policies shall name Lessor as Additional Insured and shall contain a provision that the same may not be canceled or changed without giving Lessor at least thirty (30) days written notice prior to any such change or expiration or cancellation of any such policy. Lessee shall furnish to Lessor a Certificate of Insurance for each insurance policy. Lessee agrees to provide the above coverages and guarantees such coverage will not be less than those required by Lessor Lessee also shall carry contents coverage on its contents with a waiver of subrogation clause as to Lessor.

17. FIRE CLAUSE - In case the Premises shall be so damaged by fire or other cause as to be rendered untenantable (as determined by Lessor), Lessor shall have thirty (30) days from date of said casualty to determine the extent of repairs to be done and the time required to perform them. If the damage is such that repairs can be completed within ninety (90) days from commencement of said repairs, Lessor agrees to make such repairs promptly and to allow Lessee an abatement in rent for such time as the building remains untenantable. Lessor shall commence repairs within sixty (60) days from date of said casualty. If necessary repairs cannot be made within ninety (90) days from date of commencement of such repairs, this Lease shall terminate as of the date the Premises were rendered untenantable. In the event of partial loss, the rent shall be abated by a portion equal to the area rendered unfit for use against the total area.

18. WAIVER OF SUBROGATION - Lessor and Lessee agree, provided that such agreement does not invalidate or prejudice any policy of insurance, that, in the event the Premises or the fixtures, leasehold improvements, furniture, equipment, or merchandise therein are damaged or destroyed by fire or other casualty which is covered by insurance of either Lessor or Lessee, the rights of either party, if any, against the other, or against the employees, agents or licenses of any party with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any party, are hereby waived to the extent of the coverage of said insurance. Lessor and Lessee agree further that all policies of fire, extended coverage, business interruption, all risk or other insurance covering the Premises, or the contents, fixtures, equipment and improvements thereon, shall, if obtainable, contain a clause or endorsement providing in substance that the insurance shall not be prejudiced by virtue of this waiver. Any additional premiums on account thereof shall be paid by the party benefitted.

19. CONDEMNATION - In the event of Lessor's receipt of notice of a condemning authority's intention to take by eminent domain a substantial part of the property (as determined by Lessor) on which the Premises are situated, either party may at any time thereafter, by notice in writing effective on the date of taking or six months after the date of service of the notice, whichever shall be earlier, terminate this Lease. In the event of termination of this Lease, Lessee shall have the right to remove all of his property and contents but shall have no right to any part of the condemnation settlement or award, except for reasonable moving expenses if specifically set aside for tenant relocation by the condemning authority.

20. LESSOR'S RIGHTS UPON DEFAULT - If the Premises shall be deserted or vacated for more than seven (7) consecutive days (which in any event Lessee covenants that the insurance herein provided shall be maintained in full force and effect) or if bankruptcy or insolvency proceedings are commenced against or by Lessee in any court, or if proceedings are commenced for the appointment of a Trustee or

Receiver of Lessee's property, or if there shall be a default in the payment of rent or any part thereof, or other payment due hereunder, for more than ten (10) days after written notice of such default is given by


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Lessor to Lessee, or if there shall be default in the performance of any other covenant, agreement or condition herein contained on the part of Lessee for more than thirty (30) days after written notice by Lessor, this Lease shall thereupon be terminated at Lessor's option, and Lessor shall have the right to re-enter or repossess the Premises and dispossess and remove therefrom Lessee, or other occupants thereof, and their effects, without being liable for any prosecution therefor. In such case, Lessor may, at Lessor's option, relet the Premises or any part thereof, as the agent of Lessee, and Lessee shall pay the difference between the rent and other costs and charges herein reserved and agreed to be paid by Lessee for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such reletting for such portion of the term. Should this Lease be placed in the hands of an attorney for default or breach, or for the enforcement of any rights herein reserved or stipulated, Lessee agrees to pay all costs incident thereto, including reasonable attorneys' fees.

21. LESSOR'S RIGHT TO PERFORM - If Lessee shall default in the performance of any covenant or condition of this Lease required to be performed by Lessee, Lessor may, at his option, perform such covenant or condition for the account and at the expense of Lessee. The amount of any expense so incurred shall be deemed additional rent and may, at the option of Lessor, be added to any subsequent installment of the monthly rent due and payable under this Lease, in which event Lessor shall have the remedies for default in the payment thereof provided by this Lease. The provisions of this paragraph shall survive the termination of this Lease.

22. LESSOR'S RIGHT OF ENTRY - Lessor, and its agents or other representatives, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of inspecting the same or making repairs or alterations which may be necessary for the safety and preservation thereof. Lessee agrees, at any time within six (6) calendar months before the expiration of this Lease, to allow Lessor to enter upon the Premises and to affix upon any suitable part thereof a notice for reletting same, and that Lessee will not remove same and will permit all persons authorized by Lessor to view Premises at reasonable times.

23. NON-WAIVER - Failure of Lessor to declare and default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time; no waiver of any default shall alter Lessee's obligations under this Lease, with respect to any other existing or subsequent default.

24. BANKRUPTCY OR INSOLVENCY OF LESSEE - In the event of the filing of any petition for bankruptcy or receivership relating to Lessee, unless dismissed in twenty-one (21) days, or in the event of any assignment of Lessee's assets for the benefit of creditors, then Lessor shall have the right, on thirty (30) days notice, to terminate this Lease irrespective of whether rental payments shall then be in default.

25. ATTORNEY'S FEES AND INTEREST - In the event it becomes necessary for Lessor to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants and agreements herein contained, Lessee shall be liable for reasonable attorney's fees, costs and expenses incurred by Lessor, and in addition, shall be liable for interest at ten percent (10%) per annum on the rent and other amounts determined to be due by reason of breach of this Lease. Such interest shall run from the date of breach of this Lease.

26. QUIET POSSESSION - In consideration of the covenants and agreements herewith contained, Lessor agrees to warrant and defend Lessee in the quiet and peaceful possession of the Premises during the term of this Lease.


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27. TENANT'S CERTIFICATE - Upon the request of Lessor or any lender who holds or will be conveyed a lien against the Premises demised herein, Lessee agrees to furnish "estoppel certifications", in letter form, regarding the status of this Lease, rent payments, defaults by either party, deposits or rental payments made in advance, any claims for reimbursement by Lessee or Lessee's rights of set-off against accruing rentals and whether Lessee is in occupancy of the Premises and actively conducting its business therein.

28. SUBORDlNATlON NON DISTURBANCE AND ATTORNMENT - Upon request of the Lessor, Lessee will subordinate its right hereunder to the lien of any first mortgage hereafter in force against real estate of which the Premises are a part; provided, however, that in such case the holder of such mortgage shall agree that this Lease shall not be affected, nor shall Lessee's possession be disturbed by foreclosure, so long as Lessee is not in default under the terms of this Lease. In the event of such foreclosure, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor under this Lease.

29. ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE - It is agreed that the entire understanding between the parties is set out in this Lease and any riders which are hereto annexed, that this Lease supersedes and voids all prior proposals, letters and agreements, oral or written, and that no modification or alteration of this Lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of the state where the Premises are situated shall apply.

30. COMMISSION - This Lease has been negotiated through the agency of Colliers, Turley, Martin, Smith & Co, agent for Lessor, and in consideration of the services rendered Lessor by said agent, and of Agents continued representation of Lessor during the term hereof, Lessor, its successors or assigns, agrees to pay said agent, its successors or assigns the Commission Percentage multiplied times the rentals collected under this Lease, renewals, holdovers, expansions or for any subsequent lease that may be entered into by Lessor with Lessee, or by or with their respective heirs, successors or assigns, covering the Premises, provided said agent, or its heirs or assigns, is ready, willing, and able to act as agent for Lessor in connection with such renewal, holdover, expansion, or subsequent lease. If Lessor sells the Premises, then Lessor shall require that the purchaser assume the Lessor's obligation to pay Agent the commissions stated herein. Should Lessor cancel this Lease for any reason other than the default of Lessee hereunder, then Lessor shall pay to said agent the Commission Percentage multiplied by the total rental owed over the remaining term of this Lease. Should Lessee purchase the Premises during the term of this Lease, renewal, extension, or holdover occupancy, Agent shall be entitled to a sales commission equal to the Commission Percentage multiplied times the gross sales price, to be paid by Lessor at the time of closing. Should the Premises be sold to someone other than the tenant while rent is being collected hereunder, then Lessor will require the purchaser to assume Lessor's obligations under this paragraph. It is understood that Colliers Turley Martin Smith & Co is acting as Agent only in bringing Lessor and Lessee together and makes no representation as to the condition of the Premises and will in no case whatsoever be held liable to either party for the performance of any term or covenant of this Agreement or for any damages for non-performance thereof.


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31. SPECIAL PROVISIONS

IN WITNESS WHEREOF, the parties have hereunto executed this Lease as of the day and year above written


LESSOR: /s/ Enos Reed
       ------------------------------

BY:
   ----------------------------------
   Title


LESSEE: /s/ Steve Kress
       ------------------------------
       Steve Kress


LESSEE: /s/ Don McNamee Jr.
       ------------------------------
       Don McNamee Jr.

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CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Colliers Turley Martin Smith & Co as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney or accountant.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
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